                                                                 Exhibit (q)(2)

                          IXIS ADVISOR FUNDS TRUST I
                          IXIS ADVISOR FUNDS TRUST II
                         IXIS ADVISOR FUNDS TRUST III
                          IXIS ADVISOR FUNDS TRUST IV
                      IXIS ADVISOR CASH MANAGEMENT TRUST
                          AEW REAL ESTATE INCOME FUND
                             LOOMIS SAYLES FUNDS I
                            LOOMIS SAYLES FUNDS II
                               POWER OF ATTORNEY

   We, the undersigned, hereby constitute John M. Loder, Coleen Downs Dinneen, Russell Kane and Michael Kardok, each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacity indicated below, any and all registration statements and any and all amendments thereto to be filed with the Securities and Exchange Commission for the purpose of registering from time to time investment companies of which we are now or hereafter will be a Director or Trustee and to register the shares of such companies and generally to do all such things in our names and on our behalf to enable such registered investment companies to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys and any and all registration statements and amendments thereto.

   Witness our hands on the 2nd day of June, 2005.

/s/ CHARLES D. BAKER                   /s/ CYNTHIA L. WALKER
--------------------------------       --------------------------------
Charles D. Baker - Trustee             Cynthia L. Walker - Trustee